Exhibit 4.1

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

and

the Guarantors named herein

8.500% SENIOR NOTES DUE 2021

SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 8, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 8, 2017, is among American Midstream Partners, LP, a Delaware limited partnership (the “Company”), American Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of December 28, 2016 (the “Indenture”), pursuant to which the Company has issued $300,000,000 in the aggregate principal amount of 8.500% Senior Notes due 2021 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or otherwise add guarantees of the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its sole general partner

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

AMERICAN MIDSTREAM FINANCE CORPORATION

By:	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture

Guarantors:

ARGO MERGER GP SUB, LLC
JP ENERGY PARTNERS, LP
By: Argo Merger GP Sub, LLC, its General Partner
JP ENERGY CRUDE OIL SERVICES, LLC
JP ENERGY PRODUCTS SUPPLY, LLC
JP FALCO, LLC
JP ENERGY STORAGE, LLC
JP ENERGY PERMIAN, LLC
JP ENERGY REFINED PRODUCTS, LLC
JP ENERGY ATT, LLC
JP ENERGY CADDO, LLC
PINNACLE PROPANE, LLC
PINNACLE PROPANE EXPRESS, LLC
ALLIANT GAS, LLC
JP LIQUIDS, LLC

By:	/s/ Patrick J. Welch
Name:	Patrick J. Welch
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture

JP ENERGY SERVICES, LLC

By:	/s/ Patrick J. Welch
Name:	Patrick J. Welch
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture

JP ENERGY ST. CROIX, LLC

By:	/s/ Patrick J. Welch
Name:	Patrick J. Welch
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

Signature Page to Supplemental Indenture